                                                                      EXHIBIT 4

                                 $2,000,000,000

                              AMENDED AND RESTATED
                                    FIVE-YEAR
                                CREDIT AGREEMENT

                                   dated as of
                                September 6, 2001
                         and amended and restated as of
                                 August 4, 2004

                               H J. HEINZ COMPANY
                                       and
                           H.J. HEINZ FINANCE COMPANY,
                                    Borrowers

                                       and

                              JPMORGAN CHASE BANK,
                              Administrative Agent

                                   ----------

                           J.P. MORGAN SECURITIES INC.
                                       and
                         BANC OF AMERICA SECURITIES LLC

                            Joint Lead Arrangers and
                                Joint Bookrunners

                              BANK OF AMERICA, N.A.
                                Syndication Agent

                                   BNP PARIBAS
                                  HSBC BANK USA
                         PNC BANK, NATIONAL ASSOCIATION
                              Documentation Agents

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definitions.............................................     1
Section 1.02.  Accounting Terms and Determinations.....................    11
Section 1.03.  Types of Borrowings.....................................    11

                                    ARTICLE 2
                                   THE CREDITS

Section 2.01.  Commitments to Lend.....................................    11
Section 2.02.  Notice of Committed Borrowing...........................    12
Section 2.03.  Competitive Bid Borrowings..............................    12
Section 2.04.  Notice to Banks; Funding of Loans.......................    16
Section 2.05.  Registry; Notes.........................................    17
Section 2.06.  Maturity of Loans.......................................    18
Section 2.07.  Interest Rates..........................................    18
Section 2.08.  Facility Fee............................................    20
Section 2.09.  Optional Termination or Reduction of Commitments........    20
Section 2.10.  Method of Electing Interest Rates.......................    20
Section 2.11.  Optional Prepayments....................................    22
Section 2.12.  General Provisions as to Payments.......................    23
Section 2.13.  Funding Losses..........................................    24
Section 2.14.  Computation of Interest and Fees........................    24
Section 2.15.  Regulation D Compensation...............................    24
Section 2.16.  Determining Dollar Amounts of Alternative Currency
                  Loans; Related Mandatory Prepayments.................    25
Section 2.17.  Additional Reserve Costs................................    26
Section 2.18.  Change of Control.......................................    26

                                    ARTICLE 3
                                   CONDITIONS

Section 3.01.  Effectiveness...........................................    27
Section 3.02.  Consequences of Effectiveness...........................    28
Section 3.03.  Borrowings..............................................    28

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

Section 4.01.  Corporate Existence and Power...........................    29

Section 4.02.  Corporate and Governmental Authorization; No
                  Contravention........................................    29
Section 4.03.  Binding Effect..........................................    29
Section 4.04.  Financial Information...................................    30
Section 4.05.  Litigation..............................................    30

                                    ARTICLE 5
                                    COVENANT

Section 5.01.  Information.............................................    30
Section 5.02.  Conduct of Business and Maintenance of Existence........    31
Section 5.03.  Compliance with Laws....................................    32
Section 5.04.  Negative Pledge.........................................    32
Section 5.05.  Consolidations, Merger and Sales of Assets..............    34
Section 5.06.  Use of Proceeds.........................................    34
Section 5.07.  Most Favored Lender.....................................    35

                                    ARTICLE 6
                                    DEFAULTS

Section 6.01.  Events of Default.......................................    35
Section 6.02.  Notice of Default.......................................    37

                                    ARTICLE 7
                            THE ADMINISTRATIVE AGENT

Section 7.01.  Appointment and Authorization...........................    37
Section 7.02.  Administrative Agent and Affiliates.....................    37
Section 7.03.  Action by Administrative Agent..........................    37
Section 7.04.  Consultation with Experts...............................    37
Section 7.05.  Liability of Administrative Agent.......................    38
Section 7.06.  Indemnification.........................................    38
Section 7.07.  Credit Decision.........................................    38
Section 7.08.  Successor Administrative Agent..........................    38
Section 7.09.  Administrative Agent's Fee..............................    39
Section 7.10.  Other Agents............................................    39

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

Section 8.01.  Inability to Determine Interest Rate....................    39
Section 8.02.  Illegality..............................................    40
Section 8.03.  Increased Cost and Reduced Return.......................    40
Section 8.04.  Taxes...................................................    42
Section 8.05.  Base Rate Loans Substituted for Affected Fixed Rate
                  Loans................................................    43
Section 8.06.  Addition, Termination or Substitution of Banks..........    44

                                    ARTICLE 9
                                  MISCELLANEOUS

Section 9.01.  Notices.................................................    45
Section 9.02.  No Waivers..............................................    46
Section 9.03.  Expenses; Indemnification...............................    46
Section 9.04.  Sharing.................................................    46
Section 9.05.  Amendments and Waivers..................................    47
Section 9.06.  Successors and Assigns..................................    47
Section 9.07.  Collateral..............................................    49
Section 9.08.  Governing Law...........................................    49
Section 9.09.  Counterparts; Integration...............................    49
Section 9.10.  Judgment Currency.......................................    49
Section 9.11.  USA Patriot Act.........................................    49

                                   ARTICLE 10
                                    GUARANTEE

Section 10.01. The Guarantee...........................................    50
Section 10.02. Guarantee Unconditional.................................    50
Section 10.03. Discharge Only upon Payment in Full; Reinstatement in
                  Certain Circumstances................................    51
Section 10.04. Waiver by the Company...................................    51
Section 10.05. Subrogation.............................................    51
Section 10.06. Stay of Acceleration....................................    51

Pricing Schedule
Commitment Schedule

Exhibit A - Note

Exhibit B - Competitive Bid Quote Request
Exhibit C - Invitation for Competitive Bid Quotes
Exhibit D - Competitive Bid Quote
Exhibit E - Opinion of Counsel for the Borrowers
Exhibit F - Opinion of Special Counsel for the Administrative Agent Exhibit G - Assignment and Assumption Agreement
Exhibit H - Mandatory Costs Rate

                           FIVE-YEAR CREDIT AGREEMENT

     AMENDED AND RESTATED FIVE-YEAR CREDIT AGREEMENT dated as of September 6, 2001 and amended and restated as of August 4, 2004 (the "AGREEMENT") among H.J. HEINZ COMPANY, H.J. HEINZ FINANCE COMPANY, the BANKS listed on the signature pages hereof and JPMORGAN CHASE BANK, as Administrative Agent.

     WHEREAS, certain of the parties hereto have heretofore entered into (i) a Five-Year Credit Agreement dated as of September 6, 2001 among the Company, the banks parties thereto (the "EXISTING FIVE-YEAR BANKS") and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as agent (as amended to the effectiveness of this Agreement, the "EXISTING FIVE-YEAR AGREEMENT") and (ii) a 364-Day Credit Agreement dated as of September 6, 2001 among the Company, the banks parties thereto (the "EXISTING 364-DAY BANKS") and JPMorgan Chase Bank, as agent (as amended to the effectiveness of this Agreement, the "EXISTING 364-DAY AGREEMENT", and together with the Existing Five-Year Agreement, the "EXISTING CREDIT AGREEMENTS");

     WHEREAS, the parties hereto desire to amend and restate the Existing Five-Year Agreement to increase the aggregate commitments thereunder and to modify certain other terms thereof, all as provided in this Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "ABSOLUTE RATE AUCTION" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Absolute Rates pursuant to Section 2.03.

     "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

     "ADMINISTRATIVE AGENT" means JPMorgan Chase Bank in its capacity as Administrative Agent for the Banks hereunder, and its successors in such capacity.

     "AFFILIATE" means, with reference to any Bank, the Parent of such Bank and any majority-owned subsidiary of such Bank or its Parent.

     "AGENTS" means the Administrative Agent, the Documentation Agents and the Syndication Agent.

     "ALTERNATIVE CURRENCY" means Euro or Sterling; provided that any other currency (except Dollars) shall also be an Alternative Currency if (i) the Company requests, by notice to the Administrative Agent, that such currency be included as an additional Alternative Currency for purposes of this Agreement,
(ii) such currency is freely transferable and is freely convertible into Dollars in the London foreign exchange market, (iii) deposits in such currency are customarily offered to banks in the London interbank market and (iv) every Bank, by notice to the Administrative Agent, approves the inclusion of such currency as an additional Alternative Currency for purposes hereof. The Banks' approval of any such additional Alternative Currency may be limited to a specified maximum Dollar Amount or a specified period of time or both.

     "ALTERNATIVE CURRENCY LOAN" means a Committed Loan that is made in an Alternative Currency pursuant to the applicable Notice of Committed Borrowing.

     "ALTERNATIVE CURRENCY SUBLIMIT" means a Dollar Amount equal to
$500,000,000.

     "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Currency Loans, its Euro-Currency Lending Office and (iii) in the case of its Competitive Bid Loans, its Competitive Bid Lending Office.

     "ASSIGNEE" has the meaning set forth in Section 9.06(c).

     "BANK" means each bank listed on the signature pages hereof, each Person which becomes a Bank pursuant to Section 8.06 or 9.06(c), and their respective successors.

     "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "BASE RATE LOAN" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 8 or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

     "BORROWERS" means the Company and Heinz Finance and "BORROWER" means either of them, as the context may require.

     "BORROWING" has the meaning set forth in Section 1.03.

     "COMMITMENT" means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite such Bank's name on the Commitment Schedule, (ii) with respect to each additional bank which becomes a Bank pursuant to Section 8.06, the amount of the Commitment thereby assumed by it or
(iii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 9.06, in each case as such amount may be reduced from time to time pursuant to Section 2.16(a) or
Section 2.09, increased from time to time pursuant to Section 8.06 or changed as a result of an assignment pursuant to Section 9.06.

     "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

     "COMMITTED LOAN" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "COMMITTED LOAN" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "COMPANY" means H.J. Heinz Company, a Pennsylvania corporation, and its successors.

     "COMPANY'S 2004 FORM 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended April 28, 2004, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "COMPETITIVE BID ABSOLUTE RATE" has the meaning set forth in Section
2.03(d).

     "COMPETITIVE BID ABSOLUTE RATE LOAN" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

     "COMPETITIVE BID LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Competitive Bid Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may from time to time by notice to the Company and the Administrative Agent designate separate Competitive Bid Lending Offices for its Competitive Bid LIBOR Loans, on the one hand, and its Competitive Bid Absolute Rate Loans, on the other hand, in which case all references herein to the Competitive Bid Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "COMPETITIVE BID LIBOR LOAN" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01).

     "COMPETITIVE BID LOAN" means a Competitive Bid LIBOR Loan or a Competitive Bid Absolute Rate Loan.

     "COMPETITIVE BID MARGIN" has the meaning set forth in Section 2.03(d).

     "COMPETITIVE BID QUOTE" means an offer by a Bank to make a Competitive Bid Loan in accordance with Section 2.03.

     "CONSOLIDATED NET ASSETS" means total assets after deducting therefrom all current liabilities as set forth on the most recent balance sheet of the Company and its Subsidiaries and computed in accordance with generally accepted accounting principles.

     "COVENANT" means, with respect to any Restricted Agreement, any covenant contained therein consisting of a financial ratio or financial test applicable to the Company or Heinz Finance.

     "DEBT" has the meaning set forth in Section 5.04.

     "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DOCUMENTATION AGENT" means each of BNP Paribas, HSBC Bank USA and PNC Bank, National Association, in its capacity as a documentation agent in connection with the credit facility provided under this Agreement.

     "DOLLAR AMOUNT" means, at any time:

          (i) with respect to any Dollar-Denominated Loan, the principal amount thereof then outstanding; and

          (ii) with respect to any Alternative Currency Loan, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars at the Spot Rate most recently used by the Administrative Agent to determine or redetermine the Dollar Amount of such Loan pursuant to Section 2.16(a).

     "DOLLAR-DENOMINATED LOAN" means a Loan that is made in Dollars pursuant to the applicable Notice of Borrowing.

     "DOLLARS" and the sign "$" mean lawful currency of the United States.

     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.

     "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "EURO" means the single currency of the Participating Member States.

     "EURO-CURRENCY BUSINESS DAY" means a Euro-Dollar Business Day, unless such term is used in connection with an Alternative Currency Borrowing or Alternative Currency Loan, in which case such day shall only be a Euro-Currency Business Day if commercial banks are open for international business (including dealings in deposits in such Alternative Currency) in both London and the place designated by the Administrative Agent for funds to be paid or made available in such Alternative Currency.

     "EURO-CURRENCY LOAN" means either a Euro-Dollar Loan or an Alternative Currency Loan.

     "EURO-CURRENCY LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Currency Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may from time to time by notice to the Company and the Administrative Agent designate separate Euro-Currency Lending Offices for its Loans in different currencies, in which case all references herein to the Euro-Currency Lending Office of such Bank shall be deemed to refer to any or all of such offices, as the context may require.

     "EURO-CURRENCY MARGIN" has the meaning set forth in Section 2.07(b).

     "EURO-CURRENCY RATE" means a rate of interest determined pursuant to
Section 2.07(b) on the basis of an London Interbank Offered Rate.

     "EURO-CURRENCY RESERVE PERCENTAGE" has the meaning set forth in Section
2.15.

     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

     "EURO-DOLLAR LOAN" means (i) a Dollar-Denominated Committed Loan which bears interest at a Euro-Currency Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

     "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

     "EXISTING 364-DAY BANKS" has the meaning set forth in the first "Whereas" clause of this Agreement.

     "EXISTING 364-DAY AGREEMENT" has the meaning set forth in the first "Whereas" clause of this Agreement.

     "EXISTING CREDIT AGREEMENTS" has the meaning set forth in the first "Whereas" clause of this Agreement.

     "EXISTING FIVE-YEAR AGREEMENT" has the meaning set forth in the first "Whereas" clause of this Agreement.

     "EXISTING FIVE-YEAR BANKS" has the meaning set forth in the first "Whereas" clause of this Agreement.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan Chase Bank on such day on such transactions as determined by the Administrative Agent.

     "FINANCING DOCUMENTS" means this Agreement and the Notes.

     "FIXED RATE LOANS" means Euro-Currency Loans or Competitive Bid Loans (excluding Competitive Bid LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01) or any combination of the foregoing.

     "GROUP OF LOANS" means at any time a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time or (ii) all Committed Loans which are Fixed Rate Loans of the same type having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.02 or 8.05 such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "HEINZ FINANCE" means H.J. Heinz Finance Company, a Delaware corporation, and its successors.

     "INDEMNITEE" has the meaning set forth in Section 9.03(b).

     "INTEREST PERIOD" means: (1) with respect to each Euro-Currency Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the relevant Borrower may elect in the applicable notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day;

          (b) any Interest Period which begins on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

          (2) with respect to each Competitive Bid LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the relevant Borrower may elect in accordance with Section 2.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall, subject to clause (c) below, end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

     (3) with respect to each Competitive Bid Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the relevant Borrower may elect in accordance with Section 2.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

     "LIBOR AUCTION" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

     "LOAN" means a Committed Loan or a Competitive Bid Loan and "LOANS" means Committed Loans or Competitive Bid Loans or any combination of the foregoing.

     "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section
2.07(b).

     "LONDON OFFICE" means the office of the Administrative Agent identified on the signature pages hereof as its London office, or such other office of the Administrative Agent as it may specify for such purpose by notice to the other parties hereto.

     "MATERIAL DEBT" means Debt (other than the Loans) of the Company or a Material Subsidiary, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $100,000,000.

     "MATERIAL SUBSIDIARY" means a Subsidiary having consolidated assets equal to 10% or more of the "Total Assets" shown on the Company's consolidated balance sheet as of the end of its most recently completed fiscal year.

     "MORTGAGE" means a mortgage, pledge or lien.

     "NEW YORK OFFICE" means the office of the Administrative Agent identified on the signature pages hereof as its New York office, or such other office of the Administrative Agent as it may specify for such purpose by notice to the other parties hereto.

     "NOTES" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans, and "NOTE" means any one of such promissory notes (if any) issued hereunder.

     "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in
Section 2.02) or a Notice of Competitive Bid Borrowing (as defined in Section 2.03(f)).

     "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section
2.10.

     "PARENT" means, with respect to any Bank, any Person controlling such Bank.

     "PARTICIPANT" has the meaning set forth in Section 9.06(b).

     "PARTICIPATING MEMBER STATES" means those members of the European Union from time to time which adopt a single, shared currency.

     "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

     "PRIME RATE" means the rate of interest publicly announced by JPMorgan Chase Bank in New York City from time to time as its Prime Rate.

     "QUARTERLY DATE" means the last Euro-Dollar Business Day of each February, May, August, and November.

     "REFERENCE BANKS" means the principal London offices of JPMorgan Chase Bank and Bank of America, N.A., and "REFERENCE BANK" means any one of such Reference Banks.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REQUIRED BANKS" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding more than 50% of the aggregate unpaid principal amount of the Loans.

     "RESTRICTED AGREEMENT" has the meaning set forth in Section 5.07.

     "SCREEN" has the meaning set forth in Section 2.07.

     "SPOT RATE" means, for any Alternative Currency on any day, the average of the Administrative Agent's spot buying and selling rates for the exchange of such Alternative Currency and Dollars as of approximately 11:00 A.M. (London time) on such day.

     "STERLING" means the lawful currency of the United Kingdom.

     "STERLING LOAN" means a Committed Loan that is made in Sterling pursuant to the applicable Notice of Committed Borrowing.

     "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time of determination owned, directly or indirectly, by the Company and/or one or more other Subsidiaries.

     "SYNDICATION AGENT" means Bank of America, N.A., in its capacity as syndication agent in connection with the credit facility provided under this Agreement.

     "TERMINATION DATE" means August 4, 2009 (or if such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day).

     "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     "USAGE" has the meaning set forth in the Pricing Schedule.

     "VOTING STOCK" means capital stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power upon the occurrence of any contingency).

     Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's public accountants) with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered to the Banks.

     Section 1.03. Types of Borrowings. The term "BORROWING" denotes the aggregation of Loans of one or more Banks to be made to the same Borrower pursuant to Article 2 on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same Interest Period or initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "COMMITTED BORROWING" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "COMPETITIVE BID BORROWING" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                                    ARTICLE 2
                                   THE CREDITS

     Section 2.01. Commitments to Lend. From time to time prior to the Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans (which may be denominated in Dollars or any Alternative Currency as the Borrower elects pursuant to Section 2.02) to the Borrowers pursuant to this Section from time to time in amounts such that (i) the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment and (ii) the aggregate Dollar Amount of Alternative Currency Loans shall not exceed the Alternative Currency Sublimit. Each Borrowing under this Section shall be in an aggregate principal Dollar Amount of $25,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in the aggregate Dollar Amount available in accordance with Section 3.03(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this Section, prepay Loans to the extent permitted by Section 2.11 and reborrow at any time prior to the Termination Date under this Section. The Commitments shall terminate at the close of business on the Termination Date.

     Section 2.02. Notice of Committed Borrowing. The relevant Borrower shall give the Administrative Agent notice (a "NOTICE OF COMMITTED BORROWING") (1) at its New York Office not later than 10:30 A.M. (New York City time) on (y) the date of each Base Rate Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing and (2) at its London Office not later than 11:00 A.M. (London time), with a copy sent to its New York Office, on the third Euro-Currency Business Day before each Borrowing of Alternative Currency Loans, specifying:

          (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Currency Business Day in the case of a Euro-Currency Borrowing,

          (b) the currency and aggregate amount in such currency of such Borrowing,

          (c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or at a Euro-Currency Rate, and

          (d) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     Section 2.03. Competitive Bid Borrowings.

     (a) The Competitive Bid Option. In addition to Committed Borrowings pursuant to Section 2.01, a Borrower may, as set forth in this Section, request the Banks from time to time prior to the Termination Date to make offers to make Competitive Bid Loans to such Borrower. The Banks may, but shall have no obligation to, make such offers and the relevant Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Competitive Bid Quote Request. When a Borrower wishes to request offers to make Competitive Bid Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Competitive Bid Quote Request substantially in the form of Exhibit B hereto so as to be received no later than (x) 9:00 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) 10:30 A.M. (New York City time) on the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the relevant Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

          (ii) the aggregate amount of such Borrowing, which shall be $25,000,000 or a larger multiple of $5,000,000,

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (iv) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or a Competitive Bid Absolute Rate.

     A Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request.

     (c) Invitation for Competitive Bid Quotes. Promptly upon receipt of a Competitive Bid Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Competitive Bid Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the relevant Borrower to each Bank to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section.

     (d) Submission and Contents of Competitive Bid Quotes. (i) Each Bank may submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 12:30 P.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the relevant Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Competitive Bid Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the

Administrative Agent or such affiliate notifies the relevant Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the relevant Borrower.

          (ii) Each Competitive Bid Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

               (A) the proposed date of Borrowing,

               (B) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Bank may be accepted,

               (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "COMPETITIVE BID MARGIN") offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

               (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "COMPETITIVE BID ABSOLUTE RATE") offered for each such Competitive Bid Loan, and

               (E) the identity of the quoting Bank.

     A Competitive Bid Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

          (iii) Any Competitive Bid Quote shall be disregarded if it:

               (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection
          (d)(ii);

               (B) contains qualifying, conditional or similar language;

               (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

               (D) arrives after the time set forth in subsection (d)(i).

     (e) Notice to Borrower. The Administrative Agent shall promptly, and in any event not less than 30 minutes before the relevant Borrower would be required to give notice pursuant to subsection (f), notify such Borrower of the terms (x) of any Competitive Bid Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to such Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

     (f) Acceptance and Notice by Borrower. Not later than (x) 1:30 P.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 10:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the relevant Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), such Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "NOTICE OF COMPETITIVE BID BORROWING") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. Such Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

          (ii) the principal amount of each Competitive Bid Borrowing must be $25,000,000 or a larger multiple of $5,000,000,

          (iii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, and

          (iv) such Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

     (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

     Section 2.04. Notice to Banks; Funding of Loans.

     (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the relevant Borrower.

     (b) Each Bank participating therein shall make available its share of such
Borrowing:

          (i) if such Borrowing is to be made in Dollars, not later than 12:00 Noon (New York City time) on the date of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its office specified in or pursuant to Section 9.01; or

          (ii) if such Borrowing is to be made in an Alternative Currency, in such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in such Alternative Currency) to the account of the Administrative Agent at such time and place as shall have been notified by the Administrative Agent to the Company and the Banks.

     Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the relevant Borrower at the Administrative Agent's aforesaid address.

     (c) Unless the Administrative Agent shall have received notice from a Bank
(x) not later than 12:00 Noon (New York City time) on the date of a Borrowing, in the case of Base Rate Loans and (y) at least one Domestic Business Day prior to the date of a Borrowing, in the case of any other Loans, that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the relevant Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate (if such Borrowing is in Dollars) or the applicable London Interbank Offered Rate (if such Borrowing is in an Alternative Currency). If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     Section 2.05. Registry; Notes. (a) The Administrative Agent shall maintain a register (the "REGISTER") on which it will record the Commitment of each Bank, each Loan made by such Bank and each repayment of any Loan made by such Bank. Any such recordation by the Administrative Agent on the Register shall be prima facie evidence of the facts so recorded. Failure to make any such recordation, or any error in such recordation, shall not affect the obligations of either Borrower hereunder.

     (b) Each Borrower hereby agrees that, promptly upon the request of any Bank at any time, the relevant Borrower shall deliver to such Bank a duly executed Note, in substantially the form of Exhibit A hereto, payable to the order of such Bank and representing the obligation of such Borrower to pay the unpaid principal amount of the Loans made to such Borrower by such Bank, with interest as provided herein on the unpaid principal amount from time to time outstanding.

     (c) Each Bank shall record the date, currency, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the relevant Borrower with respect thereto, and each Bank receiving a Note pursuant to this Section, if such Bank so elects in connection with any transfer or enforcement of its Note, may endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of such Bank to make any such recordation or endorsement or any error in such recordation or endorsement shall not affect the obligations of the relevant Borrower hereunder or under the Notes. Such Bank is hereby irrevocably authorized by each Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     Section 2.06. Maturity of Loans. (a) The Committed Loans shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date.

     (b) Each Competitive Bid Loan included in any Competitive Bid Borrowing shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the last day of the Interest Period applicable to such Borrowing.

     Section 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each Euro-Currency Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Currency Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     "EURO-CURRENCY MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

     The "LONDON INTERBANK OFFERED RATE" applicable to any Euro-Currency Loan for any Interest Period means the rate appearing on the Screen at approximately 11:00 A.M., London time, two Euro-Currency Business Days before the first day of such Interest Period as the rate for deposits in dollars or the relevant Alternative Currency with a maturity comparable to such Interest Period. If no rate appears on the Screen for the necessary currency and period, then the

"LONDON INTERBANK OFFERED RATE" with respect to such Euro-Currency Loan for such Interest Period shall be the rate at which deposits of that amount and currency with a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Euro-Currency Business Days before the first day of such Interest Period.

     The "SCREEN" means (i) with respect to Dollar-Denominated Loans, Telerate Page 3750 and (ii) with respect to Alternative Currency Loans, the Telerate page selected by the Administrative Agent that displays rates for inter-bank deposits in the appropriate Alternative Currency. The Administrative Agent may nominate an alternative source of screen rates if these pages are replaced by others which display rates for inter-bank deposits offered by leading banks in London.

     (c) Any overdue principal of or interest on any Euro-Currency Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the higher of (i) the Euro-Currency Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Currency Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Currency Reserve Percentage (or, if the circumstances described in clause
(a) or (b) of Section 8.01 shall exist, the rate applicable to Base Rate Loans for such day) and (ii) the sum of the Euro-Currency Margin for such day plus the London Interbank Offered Rate applicable to such Loan at the date such payment was due.

     (d) Subject to Section 8.01, each Competitive Bid LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(b) as if the related Competitive Bid LIBOR Borrowing were a Committed Euro-Currency Borrowing) plus the Competitive Bid Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Competitive Bid Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Competitive Bid Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Competitive Bid Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

     (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the relevant Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     Section 2.08. Facility Fee. The Borrowers shall be jointly and severally obligated to pay to the Administrative Agent for the account of the Banks ratably a facility fee in Dollars at the Facility Fee Rate. Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily average aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date (or earlier date of the termination of the Commitments in their entirety) to but excluding the date the Loans shall be repaid in their entirety, on the daily average aggregate outstanding principal Dollar Amount of the Loans. Accrued fees under this Section shall be payable quarterly on each Quarterly Date and upon the date of termination of the Commitments in their entirety and, if later, the date the Loans shall be repaid in their entirety.

     "FACILITY FEE RATE" means a rate per annum determined in accordance with the Pricing Schedule.

     Section 2.09. Optional Termination or Reduction of Commitments. The Company may (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) upon at least three Domestic Business Days' notice to the Administrative Agent, ratably reduce from time to time by an aggregate amount of $50,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal Dollar Amount of the Loans.

     Section 2.10. Method of Electing Interest Rates. (a) The
Dollar-Denominated Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the relevant Borrower in the applicable Notice of Committed Borrowing. Thereafter, such Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Dollar- Denominated Loans (subject in each case to the provisions of Article 8), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

          (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

     Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $25,000,000 or any larger multiple of $5,000,000.

     (b) Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

          (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Fixed Rate Loans, the duration of the initial Interest Period applicable thereto; and

          (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

     Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Upon receipt of a Notice of Interest Rate Election from the relevant Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by such Borrower. If such Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

     (d) The initial Interest Period for each Borrowing of Alternative Currency Loans shall be specified by the relevant Borrower in the applicable Notice of Committed Borrowing. The Borrower may specify the duration of each subsequent Interest Period applicable to such Group of Loans by delivering to the Administrative Agent at its London Office not later than 11:00 A.M. (London time) on the third Euro-Currency Business Day before the end of the immediately preceding Interest Period, a notice specifying the Group of Loans to which such notice applies and the duration of such subsequent Interest Period (which shall comply with the provisions of the definition of Interest Period). Such notice may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the Dollar Amounts of the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $25,000,000 (or any larger multiple of $5,000,000). If no such notice is timely received by the Administrative Agent before the end of any applicable Interest Period, the relevant Borrower shall be deemed to have elected that the subsequent Interest Period for such Group of Loans shall have a duration of one month (subject to the provisions of the definition of Interest Period).

     Section 2.11. Optional Prepayments. (a) Any Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans (or any Competitive Bid Borrowing bearing interest at the Base Rate pursuant to Section 8.01), in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

     (b) Subject to Section 2.13, any Borrower may (i) upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, in the case of a Group of Euro-Dollar Loans and (ii) upon at least three Euro-Currency Business Days' notice to the Administrative Agent, in the case of a Group of Alternative Currency Loans, prepay the Loans comprising such a Group, in whole at any time, or from time to time in part in Dollar Amounts aggregating $25,000,000 or any larger multiple of $5,000,000 by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

     (c) Except as provided in subsection (a) above and in Section 8.06(b) a Borrower may not prepay all or any portion of the principal amount of any Competitive Bid Loan prior to the maturity thereof.

     (d) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the relevant Borrower.

     Section 2.12. General Provisions as to Payments. (a) Each Borrower shall make each payment of principal of, and interest on, the Dollar-Denominated Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, without setoff, counterclaim or deduction, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Each Borrower shall make each payment of principal of, and interest on, the Alternative Currency Loans in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, to such account and at such time and at such place as shall have been notified by the Administrative Agent to the Company and the Banks. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Currency Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Currency Business Day. Whenever any payment of principal of, or interest on, the Competitive Bid Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that a Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at (i) the Federal Funds Rate (if such amount was distributed in Dollars) or (ii) the rate per annum at which one-day deposits in the relevant currency are offered to the Administrative Agent in the London interbank market for such day (if such amount was distributed in an Alternative Currency).

     Section 2.13. Funding Losses. If a Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(c), or if a Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.11(d), such Borrower shall reimburse each Bank within 30 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, provided that such Bank shall have delivered to the relevant Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     Section 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day); provided that if the Administrative Agent reasonably determines that a different basis of computation is the market convention for a particular Alternative Currency, such different basis shall be used.

     Section 2.15. Regulation D Compensation. If and so long as a reserve requirement of the type described in the definition of "Euro-Currency Reserve Percentage" is prescribed by the Board of Governors of the Federal Reserve System (or any successor), each Bank subject to such requirement may require the Borrower to pay, contemporaneously with each payment of interest on each of such Bank's Euro-Currency Loans, additional interest on such Euro-Currency Loan at a rate per annum determined by such Bank up to but not exceeding the excess of (i)
(A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Currency Reserve Percentage over (ii) the applicable London

Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Company and the Administrative Agent, in which case such additional interest on the Euro-Currency Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Currency Business Days after the giving of such notice, and (y) shall notify the Company at least five Euro-Currency Business Days prior to each date on which interest is payable on the Euro-Currency Loans of the amount then due it under this Section.

     "EURO-CURRENCY RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Currency Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

     Section 2.16. Determining Dollar Amounts of Alternative Currency Loans; Related Mandatory Prepayments. (a) The Administrative Agent shall determine the Dollar Amount of each Alternative Currency Loan promptly after it receives the related Notice of Committed Borrowing based on the Spot Rate on the third Euro-Currency Business Day before the date of Borrowing specified in such notice. Thereafter, the Administrative Agent shall redetermine the Dollar Amount of each Alternative Currency Loan on the third Euro-Currency Business Day before the first day of each Interest Period (after the first Interest Period) applicable thereto and, if any Interest Period applicable thereto exceeds three months, the days falling at three-month intervals after the first day thereof, based in each case on the Spot Rate on such Euro-Currency Business Day. The Administrative Agent shall promptly notify the Company and the Banks of each Dollar Amount so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (b) If, after giving effect to any redetermination of a Dollar Amount pursuant to Section 2.16(a), the aggregate Dollar Amount of all outstanding Loans exceeds the aggregate amount of the Commitments, or the aggregate Dollar Amount of all outstanding Alternative Currency Loans exceeds 120% of the Alternative Currency Sublimit, the Administrative Agent shall notify the Company and the Banks that the relevant Borrower is required to cause one or more Loans to be prepaid pursuant to this subsection. Within five Euro-Currency Business Days after receiving such notice, the relevant Borrower shall prepay Loans (in accordance with the procedure for prepaying Loans set forth in Section

2.11, but not subject to the minimum prepayment amounts specified therein) to the extent required to eliminate any such excess.

     Section 2.17. Additional Reserve Costs. (a) If and so long as any Bank is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Bank's Euro-Currency Loans in any Alternative Currency, such Bank may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit H hereto.

     (b) If and so long as any Bank is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in an applicable Euro-Currency Reserve Percentage or Mandatory Costs Rate) in respect of any of such Bank's Euro-Currency Loans in any Alternative Currency, such Bank may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Bank's Euro-Currency Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Bank to be the cost to such Bank of complying with such requirements in relation to such Loan.

     (c) Any additional interest owed pursuant to subsection (a) or (b) above shall be determined by the relevant Bank, which determination shall be conclusive in the absence of manifest error, and notified to the Company (with a copy to the Administrative Agent) at least five Euro-Currency Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the Company by such Bank shall be payable to the Administrative Agent for the account of such Bank on each date on which interest is payable for such Loan.

     Section 2.18. Change of Control. If a Change of Control shall occur the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable.

     A "CHANGE OF CONTROL" shall occur if any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of a majority of the outstanding shares of common stock of the

Company; or, during any period of 12 consecutive calendar months, individuals who constitute the Board of Directors of the Company on the first day of such period (the "INCUMBENT BOARD OF THE COMPANY") shall cease to constitute a majority thereof; provided that any person becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-fourths of the directors comprising the Incumbent Board of the Company (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for the purpose of this clause, considered as though such person were a member of the Incumbent Board of the Company.

                                    ARTICLE 3
                                   CONDITIONS

     Section 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

     (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

     (b) receipt by the Administrative Agent of an opinion of the Vice President
- Legal Affairs or an Associate General Counsel of the Company, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (c) receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (d) receipt by the Administrative Agent of all documents the Administrative Agent may reasonably request relating to the existence of each of the Borrowers, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

     (e) receipt by the Administrative Agent for the account of each Bank a front-end fee in the amount heretofore mutually agreed; and

     (f) receipt by the Administrative Agent of evidence satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and of all other amounts payable under, the Existing Credit Agreements.

     The Banks that are parties to the Existing 364-Agreement, comprising the "REQUIRED BANKS" as defined in such agreement, and the Company agree that the commitments under the Existing 364-Day Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement, without notice or further action by any party under the Existing 364-Day Agreement, and that the Company shall be obligated to pay the accrued facility fees thereunder to but excluding the date of such effectiveness. The Administrative Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.02. Consequences of Effectiveness. (a) On the Effective Date, without further action by any of the parties to the Existing Five-Year Agreement or this Agreement, (i) the Existing Five-Year Agreement will be automatically amended and restated to read as this Agreement reads, (ii) each bank not a party to the Existing Five-Year Agreement shall become a party to, and a Bank under, this Agreement, and (iii) the Commitments of each Bank shall be the amount set forth opposite the name of such Bank on the Commitment Schedule, as such amount may be changed from time to time in accordance with the terms hereof.

     (b) The Existing Five-Year Banks and the Company hereby waive compliance with any provision of the Existing Five-Year Agreement requiring notice of prepayment of loans thereunder, in each case to the extent necessary to give effect to subsections 3.01(f) and 3.02(a), provided that any such prepayment of loans shall be subject to Section 2.12 of the Existing Five-Year Agreement.

     (c) On and after the Effective Date, the rights and obligations of the parties hereto shall be governed by the provisions hereof. The rights and obligations of the parties to the Existing Five-Year Agreement with respect to the period before the Effective Date shall continue to be governed by the provisions thereof as in effect before the Effective Date, except that all interest and fees accrued under the Existing Five-Year Agreement to but excluding the Effective Date shall be paid on the Effective Date.

     Section 3.03. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

     (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

     (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

     (c) the fact that, immediately before and immediately after such Borrowing, no Default shall have occurred and be continuing; and

     (d) the fact that the representations and warranties of the Borrowers contained in Sections 4.01, 4.02, 4.03 and 4.04(a) of this Agreement shall be true on and as of the date of such Borrowing.

     Each Borrowing hereunder shall be deemed to be a representation and warranty by each of the Borrowers on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

     Each Borrower (as to itself) and the Company (as to all matters) represents and warrants that:

     Section 4.01. Corporate Existence and Power. Each Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all corporate (or other organizational) powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Borrower of this Agreement and the Notes are within each Borrower's corporate (or other organizational) powers, have been duly authorized by all necessary corporate (or other organizational) action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or of the organizational documents of either Borrower or of any applicable regulation, judgment, injunction, order, decree, material agreement or other material instrument binding upon either Borrower or result in the creation or imposition of any Mortgage on any material asset of either Borrower.

     Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of each Borrower and each Note, if and when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower which has executed and delivered it, in each case enforceable in accordance with their terms.

     Section 4.04. Financial Information.

     (a) The consolidated balance sheet of the Company and its Subsidiaries as of April 28, 2004 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers and incorporated by reference in the Company's 2004 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) Since April 28, 2004 there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Subsidiaries, considered as a whole.

     Section 4.05. Litigation. There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject, which if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its Subsidiaries, taken as a whole, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                                    ARTICLE 5
                                    COVENANT

     The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder remains unpaid:

     Section 5.01. Information. The Company will deliver to each of the Banks:

     (a) its Annual Report on Form 10-K within 15 days after it files the same with the Securities and Exchange Commission;

     (b) its Quarterly Report on Form 10-Q within 15 days after it files the same with the Securities and Exchange Commission for each of the first three quarters of each fiscal year of the Company;

     (c) simultaneously with the delivery of the reports referred to in clauses
(a) and (b) above, a certificate of the chief financial officer or the chief accounting officer or the Treasurer of the Company stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the actions which the Company is taking or proposes to take with respect thereto;

     (d) within five days after any executive officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

     (e) within 15 days after the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed; and

     (f) within 15 days after filing thereof with the Securities and Exchange Commission, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and Current Reports on Form 8-K (or their equivalent) which the Company shall have filed with the Securities and Exchange Commission.

     Information required to be delivered pursuant to clauses 5.01(a), 5.01(b), 5.01(e) or 5.01(f) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Banks that such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to clause 5.01(c) and (ii) the Borrower shall deliver paper copies of the information referred to in clauses 5.01(a), 5.01(b), 5.01(e) or 5.01(f) to any Bank which requests such delivery.

     In the event that the Company shall for any reason cease to be subject to the reporting requirements of the Securities Exchange Act of l934, as amended, it shall nonetheless furnish to the Banks reports containing substantially the same information at substantially the same times as would otherwise be required by the foregoing provisions of this Section 5.01.

     Section 5.02. Conduct of Business and Maintenance of Existence. The Company will continue to engage in business of the same general type as now conducted by it, and will preserve, renew and keep in full force and effect its corporate existence (subject to Section 5.05) and its rights, privileges and franchises necessary or desirable in the normal conduct of business.

     Section 5.03. Compliance with Laws. The Company will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, environmental laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     Section 5.04. Negative Pledge. The Company will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume, or guarantee any loans, whether or not evidenced by negotiable instruments or securities, or any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (loans, and notes, bonds, debentures or other similar evidences of indebtedness for money borrowed being herein called "DEBT"), secured after the date hereof by pledge of, or mortgage or lien on (i) any Principal Property of the Company or any Principal Property of any Restricted Subsidiary or (ii) any capital stock of or Debt of any Restricted Subsidiary, unless, after giving effect thereto, the aggregate Attributable Amount in respect of all such secured Debt would not exceed 10% of Consolidated Net Assets; provided, however, that this Section 5.04 shall not apply to, and there shall be excluded from secured Debt in any computation under this Section 5.04 Debt secured by:

     (a) Mortgages on property of, or on any shares of capital stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

     (b) Mortgages in favor of the Company or any Restricted Subsidiary;

     (c) Mortgages in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

     (d) Mortgages on property, shares of capital stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or construction thereon or to secure any Debt incurred prior to, at the time of, or within 360 days after the later of the acquisition of such property, shares of capital stock or Debt or the completion of construction for the purpose of financing all or any part of the purchase price thereof or construction thereon;

     (e) Mortgages securing obligations issued by a State, territory or possession of the United States, any political subdivision of any of the foregoing, or the District of Columbia, or any instrumentality of any of the foregoing to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a)(1) of the Internal Revenue Code of 1986, as amended, (or any successor to such provision or any other similar statute of the United States) as in effect at the time of the issuance of such obligations;

     (f) Mechanics', materialmen's, carriers', or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

     (g) Any Mortgage arising by reason of deposits with, or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulations as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

     (h) Mortgages for taxes, assessments or governmental charges or levies not yet delinquent, or Mortgages for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith;

     (i) Mortgages (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

     (j) Mortgages existing at the date hereof; and

     (k) Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any mortgage referred to in
(a) through (j) above, provided, however, that such extension, renewal or replacement Mortgage shall be limited to all or part of the same property, shares of capital stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

     In this Section 5.04 the following terms have the following meanings:

     "ATTRIBUTABLE AMOUNT" means, in respect of any secured Debt, an amount equal to the lesser of (i) the aggregate outstanding principal amount of such Debt and (ii) the aggregate gross book value of all Principal Properties which are either (A) subject to a Mortgage securing such Debt or (B) owned by a Restricted Subsidiary the capital stock of which or Debt of which is subject to a Mortgage securing such Debt.

     "PRINCIPAL PROPERTY" means any manufacturing or processing plant or warehouse owned at the date hereof or hereafter acquired by the Company or any Restricted Subsidiary of the Company which is located within the United States and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets other than (i) any such manufacturing or processing plant or warehouse or any portion thereof (together with the land on which it is erected and fixtures comprising a part thereof) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code (or which receive similar tax treatment under any subsequent amendments thereto or any successor laws thereof or under any other similar statute of the United States), (ii) any property which in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company as an entirety or (iii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

     "RESTRICTED SUBSIDIARY" means any Subsidiary which (i) owns or leases any Principal Property or (ii) holds capital stock of or Debt of any other Restricted Subsidiary.

     Section 5.05. Consolidations, Merger and Sales of Assets. Neither Borrower shall consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

     (a) the Person formed by such consolidation or into which such Borrower is merged or the Person which acquires by sale, conveyance, transfer or lease the properties and assets of such Borrower substantially as an entirety shall be a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia;

     (b) the Person formed by such consolidation or into which such Borrower is merged or the Person which acquires by sale, conveyance, transfer or lease the properties and assets of such Borrower substantially as an entirety shall expressly assume, in writing, in form satisfactory to the Administrative Agent the performance of every covenant and obligation of this Agreement on the part of such Borrower to be performed or observed; and

     (c) immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of such Borrower or a Subsidiary as a result of such transaction as having been incurred by such Borrower or such Subsidiary at the time of such transaction, no Default shall have occurred and be continuing.

     Section 5.06. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by each of the Borrowers for its general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "MARGIN STOCK" within the meaning of Regulation U.

     Section 5.07. Most Favored Lender. The Company will not and will not permit Heinz Finance to (a) enter into any agreement or guarantee any agreement entered into by any Subsidiary evidencing or governing Debt in an amount in excess of $100,000,000 (a "RESTRICTED AGREEMENT"), or (b) agree to any amendment, waiver, consent, modification, refunding, refinancing or replacement of any Restricted Agreement, in either case, with terms the effect of which is to (i) include a Covenant in favor of another lender not imposed in favor of the Banks by this Agreement, or (ii) revise or alter any such Covenant contained therein the effect of which is to impose such a Covenant in favor of another lender not imposed in favor of the Banks by this Agreement, unless the Company
(x) within 30 days notifies the Banks and the Administrative Agent thereof. Such notice shall state the terms of such Covenant and shall provide for the incorporation herein of the terms of such Covenant to the benefit of the Banks. The Administrative Agent shall promptly countersign and return such notice to the Company.

     Notwithstanding the foregoing, no Covenant shall apply to the Banks, nor shall any notification to the Banks or amendment be required to the extent that such Covenant is contained in any Restricted Agreement that applies to or binds the Company or Heinz Finance as a result of a merger, consolidation or acquisition which is terminated within 120 days of such merger, consolidation or acquisition.

                                   ARTICLE 6
                                    DEFAULTS

     Section 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

     (a) any principal of any Loan shall not be paid when due, or any interest on any Loan, any fees or any other amount payable hereunder shall not be paid within five days of the due date thereof;

     (b) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) above) for 30 days after notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

     (c) any representation, warranty, certification or statement made by either Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

     (d) (i) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or (ii) any failure to pay the aggregate principal amount of any Material Debt at final maturity (or within any period of grace or forbearance thereafter), provided, that such failure to pay at maturity (including any period of grace or forbearance) shall have occurred and be continuing for a period of 30 days or more thereafter;

     (e) the Company or a Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (f) an involuntary case or other proceeding shall be commenced against the Company or a Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or a Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

     (g) Heinz Finance shall cease to be a Subsidiary of the Company provided that it shall not be an Event of Default if (i) Heinz Finance and the Company merge or consolidate in accordance with Section 5.05 or (ii) at the time (x) there are no Loans outstanding to, or other amounts due and payable by, Heinz Finance hereunder and (y) the Company and Heinz Finance elect, by notice to the Administrative Agent, to terminate this Agreement as to Heinz Finance, in which case Heinz Finance shall cease to be a Borrower for all purposes of this Agreement and all references herein to a Borrower shall be deemed to refer solely to the Company; or

     (h) Article 10 shall cease to be valid and enforceable against the Company or either Borrower shall so assert in writing;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and
(ii) if requested by Banks holding more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (e) or (f) above, without any notice to the Company or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

     Section 6.02. Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(b) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   ARTICLE 7
                            THE ADMINISTRATIVE AGENT

     Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.02. Administrative Agent and Affiliates. JPMorgan Chase Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and JPMorgan Chase Bank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Administrative Agent hereunder.

     Section 7.03. Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

     Section 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for either Borrower), independent public accountants and other experts selected by it in good faith and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05. Liability of Administrative Agent. Neither the
Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of either Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     Section 7.06. Indemnification. To the extent not indemnified by the Borrowers, each Bank shall, ratably in accordance with its Commitment (or, if the Commitments have terminated, in accordance with the aggregate unpaid principal amount of its Loans), indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

     Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Company shall have the right to appoint a successor Administrative Agent, provided that if such successor Administrative Agent shall not be a Bank, such appointment shall be subject to approval by the Required Banks. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 60 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Article inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     Section 7.09. Administrative Agent's Fee. The Company shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Administrative Agent.

     Section 7.10. Other Agents. None of the Documentation Agents and the Syndication Agent, in their capacities as such, shall have any duties or obligations of any kind under this Agreement.

                                   ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

     Section 8.01. Inability to Determine Interest Rate. If on or prior to the first day of any Interest Period for any Euro-Currency Loan or Competitive Bid LIBOR Loan, the Administrative Agent is advised by the Reference Banks that deposits in the relevant currency (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Currency Loans or to convert outstanding Loans into Euro-Currency Loans shall be suspended and (ii) each outstanding Euro-Currency Loan in the relevant currency shall be prepaid (or, in the case of a Euro-Dollar Loan, converted into a Base Rate Loan) on the last day of the then current Interest Period applicable thereto. Unless the relevant Borrower notifies the Administrative Agent at least one Domestic Business Day before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing in an equal Dollar Amount and (ii) if such Fixed Rate Borrowing is a

Competitive Bid LIBOR Borrowing, the Competitive Bid LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     Section 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Currency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Currency Lending Office) to make, maintain or fund its Euro-Currency Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Currency Loans, or to convert outstanding Loans into Euro-Currency Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Currency Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Bank, be otherwise financially disadvantageous to such Bank. If such notice is given, each Euro-Currency Loan of such Bank then outstanding shall be converted to a Base Rate Loan (in the case of an Alternative Currency Loan, in a principal amount determined on the bases of the Spot Rate on the date of conversion) either (a) on the last day of the then current Interest Period applicable to such Euro-Currency Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

     Section 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Competitive Bid Quote, in the case of any Competitive Bid Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Currency Loan any such requirement for which such

Bank is entitled to compensation under Section 2.15 for the relevant Interest Period), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 30 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank on an after tax basis for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) on an after tax basis for such reduction.

     (c) Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise financially disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     (d) Notwithstanding the foregoing provisions of Section 8.03 hereof, the Company shall not be obligated to compensate any Bank for any amount arising or accruing prior to the date such Bank notifies the Administrative Agent and the Company that it proposes to claim compensation; provided, however, the Company shall be obligated to provide compensation for the 30-day period prior to notification and for any prior period during which the Bank was not able to provide such notification due to the retroactive application of the statute, regulation or other basis for the claim.

     Section 8.04. Taxes. (a) Any and all payments by each Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04 such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Administrative Agent, at its address referred to in Section
9.01 the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "OTHER TAXES").

     (c) The Company agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04 paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Administrative Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), shall provide the Company with Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "TAXES" as defined in Section 8.04(a).

     (e) For any period with respect to which a Bank has failed to provide the Company with the appropriate form pursuant to Section 8.03(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.03(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If any Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Bank, is not otherwise financially disadvantageous to such Bank.

     Section 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans.
If (i) the obligation of any Bank to make or maintain Euro-Currency Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Currency Loans in any currency and the relevant Borrower shall, by at least five Euro-Currency Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section apply to such Bank, then, unless and until such Bank notifies the relevant Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

     (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) Euro-Currency Loans in such currency shall instead be Base Rate Loans (in the case of Alternative Currency Loans, in the same Dollar Amount as the Euro-Currency Loan that such Bank would otherwise have made in the Alternative Currency) on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

     (b) after each of its Euro-Currency Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

     If such Bank notifies the relevant Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Currency Loans of the other Banks. If such Loan is converted into an Alternative Currency Loan, such Bank, the Administrative Agent and the Borrower shall make such arrangements as shall be required (including increasing or decreasing the amount of such Alternative Currency Loan) so that such Alternative Currency Loan shall be in the same amount as it would have been if the provisions of this Section had never applied thereto.

     Section 8.06. Addition, Termination or Substitution of Banks. (a) The Borrowers may at any time increase the aggregate amount of the Commitments under this Agreement by (i) adding additional banks as parties to this Agreement with Commitments as may be mutually agreed between the Borrowers and each such additional bank or banks, (ii) agreeing with any Bank to increase its Commitment hereunder to an amount mutually agreed between the Company and such Bank or
(iii) a combination of the procedures described in clauses (i) and (ii), provided that the aggregate amount of all such increases during the term of this Agreement shall not exceed $300,000,000. Any such increase shall become effective upon (x) execution and delivery by the Borrowers, the Bank involved and the Administrative Agent of an appropriate instrument evidencing the addition of such bank as a Bank and/or the increase in the Commitment of such Bank and (y) receipt by the Administrative Agent of such evidence as the Administrative Agent may reasonably request relating to the corporate authority for and validity of such instrument.

     (b) The Borrower may at any time, if any Bank (i) has demanded compensation for increased costs pursuant to Section 8.03 or 8.04 or (ii) has determined that the making or continuation of any Euro-Currency Loan has become unlawful or impossible pursuant to Section 8.02 and similar additional interest or compensation has not been demanded by, or a similar determination has not been made by, all of the Banks, at the Borrower's election (A) terminate the Commitment of such Bank and, in connection therewith, prepay the outstanding Loans of such Bank in full, together with accrued interest thereon and any other amounts payable hereunder for the account of such Bank or (B) designate an Assignee to purchase for cash, pursuant to an Assignment and Assumption Agreement in the form of Exhibit G, the outstanding Loans and Commitment of such Bank and to assume all of such Bank's other rights and obligations hereunder without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the principal amount of all of such Bank's outstanding Loans plus any accrued but unpaid interest thereon and the accrued but unpaid facility fees in respect of that Bank's Commitment hereunder plus such amount, if any, as would be payable pursuant to Section 2.13 if the outstanding Loans of such Bank were prepaid in their entirety on the date of consummation of such assignment. In conjunction with the consummation of such an assignment, the Borrower shall pay to such Bank any other amounts payable hereunder for the account of such Bank.

                                    ARTICLE 9
                                  MISCELLANEOUS

     Section 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party: (x) in the case of any Borrower or the Administrative Agent, at its address or telex or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and receipt of such facsimile is confirmed, either orally or in writing, by the party receiving such transmission, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

     Section 9.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.03. Expenses; Indemnification. (a) The Borrowers shall be jointly and severally obligated to pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including reasonable fees and disbursements of counsel (which may include, without duplication of costs of outside counsel, the allocated costs of staff counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrowers jointly and severally agree to indemnify each Agent and Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct.

     Section 9.04. Sharing. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loan held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loan held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness under this Agreement.

     Section 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by each affected Bank, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment or (iv) change the provisions of Article 10; and provided further that, no such amendment or waiver shall, unless signed by all Banks, change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

     Section 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. Subject to subsection (e) below, each Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an original Commitment of not less than $5,000,000, unless the Administrative Agent and the Company otherwise consent) of all, of its rights and obligations under this Agreement and its Note (if any), and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with, and subject to the subscribed consent of the Administrative Agent and (so long as no Event of Default has occurred and is continuing) the Company, which shall not be unreasonably withheld, provided that in the event of such an assignment to an existing Bank, an Affiliate of such Bank or an Approved Fund, the consent of the Company shall not be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Competitive Bid Loans. Upon execution and delivery of such instrument, payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee and notice of the foregoing to the Administrative Agent, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent, and the relevant Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

     "APPROVED FUND" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Bank, (ii) an Affiliate of a Bank or (iii) an entity or an Affiliate of an entity that administers or manages a Bank.

     (d) Any Bank may at any time assign all or any portion of its rights with respect to the Loans outstanding under this Agreement and its Note (if any) to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances.

     Section 9.07. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "MARGIN STOCK" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 9.08. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Section 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     Section 9.10. Judgment Currency. If, under any applicable law and whether pursuant to a judgment being made or registered against any Borrower or for any other reason, any payment under or in connection with this Agreement, is made or satisfied in a currency (the "OTHER CURRENCY") other than that in which the relevant payment is due (the "REQUIRED CURRENCY") then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the "PAYEE") to purchase the Required Currency with the other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement, such Borrower shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section, "RATE OF EXCHANGE" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

     Section 9.11. USA Patriot Act. Each Bank hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Bank to identify the Company in accordance with said Act.

                                   ARTICLE 10
                                    GUARANTEE

     Section 10.01. The Guarantee. The Company hereby guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all principal of and interest on amounts loaned to Heinz Finance, as Borrower, under the Financing Documents and all other amounts payable by Heinz Finance under the Financing Documents. This is a guarantee of payment and not merely of collection. Upon failure by Heinz Finance to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the applicable Financing Document.

     Section 10.02. Guarantee Unconditional. The obligations of the Company hereunder shall be unconditional and absolute, and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected, at any time by:

          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of Heinz Finance under any Financing Document, by operation of law or otherwise;

          (ii) any modification or amendment of or supplement to any Financing Document;

          (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of Heinz Finance under any Financing Document;

          (iv) any change in the corporate existence, structure or ownership of Heinz Finance, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Heinz Finance or its assets or any resulting release or discharge of any obligation of the Company or Heinz Finance contained in any Financing Document;

          (v) the existence of any claim, set-off or other rights which the Company may have at any time against Heinz Finance, the Administrative Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (vi) any invalidity or unenforceability relating to or against Heinz Finance for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by Heinz Finance of any amount payable by it under any Financing Document; or

          (vii) any other act or omission to act or delay of any kind by Heinz Finance, the Administrative Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Company's obligations hereunder.

     Section 10.03. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. This Agreement shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans and all other amounts payable by Heinz Finance under the Financing Documents shall have been paid in full. If at any time any payment of principal of or interest on any Loan or any other amount payable by Heinz Finance under the Financing Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Heinz Finance or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     Section 10.04. Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against Heinz Finance or any other Person.

     Section 10.05. Subrogation. Until all amounts due and payable to the Administrative Agent and Banks hereunder and under the Notes have been paid, the Company irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against Heinz Finance with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of Heinz Finance in respect thereof.

     Section 10.06. Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by Heinz Finance under any Financing Document is stayed upon insolvency, bankruptcy or reorganization of Heinz Finance, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Required Banks.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        H.J. HEINZ COMPANY, as Borrower


                                        By: /s/ Leonard A. Cullo, Jr.
                                            ------------------------------------
                                        Name: Leonard A. Cullo, Jr.
                                        Title: Vice President - Treasurer
                                        600 Grant Street
                                        60th Floor
                                        Pittsburgh, Pennsylvania
                                        15219-2857
                                        Attention: Vice President - Treasurer
                                        Facsimile number: 412-456-6015


                                        H.J. HEINZ FINANCE COMPANY, as Borrower


                                        By: /s/ Leonard A. Cullo, Jr.
                                            ------------------------------------
                                        Name: Leonard A. Cullo, Jr.
                                        Title: President
                                        600 Grant Street
                                        60th Floor
                                        Pittsburgh, Pennsylvania
                                        15219-2857
                                        Attention: President
                                        Facsimile number: 412-456-6015

                                        JPMORGAN CHASE BANK, as
                                        Administration Agent and as a Bank


                                        By: /s/ Robert T. Sacks
                                            ------------------------------------
                                        Name: Robert T. Sacks
                                        Title: Managing Director
                                        New York Office:
                                        One Chase Manhattan Plaza
                                        8th Floor
                                        New York, New York 10081
                                        Attention:
                                                   -----------------------------
                                        Facsimile number: 1-212-552-7500
                                        London Office:
                                                       -------------------------
                                        Nine Thomas More Street
                                        London, England
                                        Attention:
                                                   -----------------------------
                                        Facsimile number:
                                                          ----------------------

                                        BANK OF AMERICA, N.A., as
                                        Syndication Agent and as a Bank


                                        By: /s/ Casey Cosgrove
                                            ------------------------------------
                                        Name: Casey Cosgrove
                                        Title: Vice President

                                        BNP PARIBAS


                                        By: /s/ Rick Pace
                                            ------------------------------------
                                        Name: Rick Pace
                                        Title: Managing Director


                                        BNP PARIBAS


                                        By: /s/ Angela Bentley-Arnold
                                            ------------------------------------
                                        Name: Angela Bentley-Arnold
                                        Title: Vice President

                                        HSBC BANK USA


                                        By: /s/ William B. Murray
                                            ------------------------------------
                                        Name: William B. Murray
                                        Title: Senior Vice President

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By: /s/ Thomas A. Majeski
                                            ------------------------------------
                                        Name: Thomas A. Majeski
                                        Title: Vice President

                                        ABN AMRO BANK N.V.


                                        By: /s/ Eric Oppenheimer
                                            ------------------------------------
                                        Name: Eric Oppenheimer
                                        Title: Vice President


                                        ABN AMRO BANK N.V.


                                        By: /s/ Nancy Lanzoni
                                            ------------------------------------
                                        Name: Nancy Lanzoni
                                        Title: Director

                                        MELLON BANK, N.A.


                                        By: /s/ Daniel J. Lenckos
                                            ------------------------------------
                                        Name: Daniel J. Lenckos
                                        Title: First Vice President

                                        UBS LOAN FINANCE LLC


                                        By: /s/ Joselin Fernandes
                                            ------------------------------------
                                        Name: Joselin Fernandes
                                        Title: Associate Director
                                               Banking Products Services, US


                                        UBS LOAN FINANCE LLC


                                        By: /s/ Doris Mesa
                                            ------------------------------------
                                        Name: Doris Mesa
                                        Title: Associate Director
                                               Banking Products Services, US

                                        AUSTRALIA AND NEW ZEALAND
                                        BANKING GROUP LIMITED


                                        By: /s/ Martin Cleaver
                                            ------------------------------------
                                        Name: Martin Cleaver
                                        Title: Chief Operating Officer USA

                                        BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                        By: /s/Christian Giordano
                                            ------------------------------------
                                        Name: Christian Giordano
                                        Title: Vice President

                                        BANCA INTESA S.P.A.


                                        By: /s/ Frank Maffei
                                            ------------------------------------
                                        Name: Frank Maffei
                                        Title: Vice President


                                        BANCA INTESA S.P.A.


                                        By: /s/ Anthony F. Giobbi
                                            ------------------------------------
                                        Name: Anthony F. Giobbi
                                        Title: First Vice President

                                        MIZUHO CORPORATE BANK, LTD.


                                        By: /s/ Robert Gallagher
                                            ------------------------------------
                                        Name: Robert Gallagher
                                        Title: Senior Vice President

                                        NATIONAL AUSTRALIA BANK LIMITED


                                        By: /s/ Scott Tuhy
                                            ------------------------------------
                                        Name: Scott Tuhy
                                        Title: Director

                                        NATIONAL CITY BANK OF PENNSYLVANIA


                                        By: /s/ Susan J. Dimmick
                                            ------------------------------------
                                        Name: Susan J. Dimmick
                                        Title: Vice President

                                        COOPERATIEVE CENTRALE
                                        RAIFFEISEN-BOERENLEENBANK,
                                        B.A. "RABOBANK INTERNATIONAL",
                                        NEW YORK BRANCH


                                        By: /s/ Kimberly D. English
                                            ------------------------------------
                                        Name: Kimberly D. English
                                        Title: Vice President


                                        COOPERATIEVE CENTRALE
                                        RAIFFEISEN-BOERENLEENBANK,
                                        B.A. "RABOBANK INTERNATIONAL",
                                        NEW YORK BRANCH


                                        By: /s/ Brett Delfino
                                            ------------------------------------
                                        Name: Brett Delfino
                                        Title: Executive Director

                                        SANPAOLO IMI S.P.A.


                                        By: /s/ Renato Carducci
                                            ------------------------------------
                                        Name: Renato Carducci
                                        Title: General Manager


                                        SANPAOLO IMI S.P.A.


                                        By: /s/ Luca Sacchi
                                            ------------------------------------
                                        Name: Luca Sacchi
                                        Title: Vice President

                                        UFJ BANK LIMITED


                                        By: /s/ Russell Bohner
                                            ------------------------------------
                                        Name: Russell Bohner
                                        Title: Vice President

                                        COBANK, ACB


                                        By: /s/ Ginny Stichternath
                                            ------------------------------------
                                        Name: Ginny Stichternath
                                        Title: Vice President

                                        SOCIETE GENERALE


                                        By: /s/ Ambrish Thanawala
                                            ------------------------------------
                                        Name: Ambrish Thanawala
                                        Title: Director

                                        STANDARD CHARTERED BANK


                                        By: /s/ Lalita Vadhri
                                            ------------------------------------
                                        Name: Lalita Vadhri
                                        Title: Senior Vice President


                                        STANDARD CHARTERED BANK


                                        By: /s/ Robert K. Reddington
                                            ------------------------------------
                                        Name: Robert K. Reddington
                                        Title: AVP/ Credit Documentation

                                        SUNTRUST BANK


                                        By: /s/ Douglas O'Bryan
                                            ------------------------------------
                                        Name: Douglas O'Bryan
                                        Title: Vice President

                                        KEYBANK NATIONAL ASSOCIATION


                                        By: /s/ David J. Wechter
                                            ------------------------------------
                                        Name: David J. Wechter
                                        Title: Vice President

                                PRICING SCHEDULE

     The "EURO-CURRENCY MARGIN" and "FACILITY FEE RATE" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

                        Level    Level    Level    Level    Level    Level
       Status             I       II       III      IV        V       VI
--------------------   ------   ------   ------   ------   ------   ------
Euro-Currency Margin
Usage < or = 50%       0.1300%  0.1700%  0.2600%  0.3750%  0.4750%  0.6250%
Usage > 50%            0.2300%  0.2700%  0.3600%  0.5000%  0.6000%  0.7500%
Facility Fee Rate      0.0700%  0.0800%  0.0900%  0.1250%  0.1500%  0.2500%

     For purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph below:

     "LEVEL I STATUS" exists at any date if, at such date, the Company's senior unsecured long-term debt is rated A+ or higher by S&P or A1 or higher by Moody's.

     "LEVEL II STATUS" exists at any date if, at such date, (i) the Company's senior unsecured long-term debt is rated A or higher by S&P or A2 or higher by Moody's and (ii) Level I Status does not exist.

     "LEVEL III STATUS" exists at any date if, at such date, (i) the Company's senior unsecured long-term debt is rated A- or higher by S&P or A3 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

     "LEVEL IV STATUS" exists at any date if, at such date, (i) the Company's senior unsecured long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

     "LEVEL V STATUS" exists at any date if, at such date, (i) the Company's senior unsecured long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's and (ii) none of Level I Status, Level II Status, Level III Status and Level IV Status exists.

     "LEVEL VI STATUS" exists at any date if, at such date, no other Status exists.

     "MOODY'S" means Moody's Investors Service, Inc.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "STATUS" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date.

     "USAGE" means, at any date, the percentage equivalent of a fraction (i) the numerator of which is the aggregate outstanding Dollar Amount of the Loans at such date and (ii) the denominator of which is the aggregate amount of the Commitments at such date. If for any reason any Loans remain outstanding following termination of the Commitments, Usage shall be deemed to be in excess of 50%.

     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. If the Company has a split rating, the rating one designation above the lower rating shall be used.

                               COMMITMENT SCHEDULE

COMMITMENT:
-----------
$  160,000,000    JPMorgan Chase Bank
$  160,000,000    Bank of America, N.A.
$  140,000,000    BNP Paribas
$  140,000,000    HSBC Bank USA
$  140,000,000    PNC Bank, National Association
$  120,000,000    ABN AMRO Bank N.V.
$  120,000,000    Mellon Bank, N.A.
$  120,000,000    UBS Loan Finance LLC
$  100,000,000    Australia and New Zealand Banking Group Limited
$  100,000,000    Bank of Tokyo-Mitsubishi Trust Company
$   65,000,000    Banca Intesa S.p.A.
$   65,000,000    Mizuho Corporate Bank, Ltd.
$   65,000,000    National Australia Bank Ltd.
$   65,000,000    National City Bank of Pennsylvania
$   65,000,000    Cooperatieve Centrale Raiffeisen-
                  Boerenleenbank, B.A. "Rabobank International",
                  New York Branch
$   65,000,000    SanPaolo IMI S.p.a.
$   65,000,000    UFJ Bank Limited
$   65,000,000    CoBank, ACB
$   45,000,000    Societe Generale
$   45,000,000    Standard Chartered Bank
$   45,000,000    SunTrust Bank
$   45,000,000    KeyBank National Association
Total Commitments
$2,000,000,000
==============

                                                                       EXHIBIT A

                                      NOTE

     For value received, [NAME OF RELEVANT BORROWER], a [STATE OF INCORPORATION] corporation (the "Borrower"), promises to pay to the order of [_____________________________] (the "BANK"), for the account of its Applicable
Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made (i) if in Dollars, in lawful money of the United States in Federal or other immediately available funds at the office of JPMorgan Chase Bank, 270 Park Avenue, New York, New York or (ii) if in an Alternative Currency, in such funds as may then be customary for the settlement of international transactions in such Alternative Currency at the place specified for payment thereof pursuant to the Credit Agreement.

     All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement or any error in any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Amended and Restated Five-Year Credit Agreement dated as of August 4, 2004 among H.J. Heinz Company,
H. J. Heinz Finance Company, the banks listed on the signature pages thereof and JPMorgan Chase Bank, as Administrative Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Dated:
       ------------------------------

                                        [NAME OF RELEVANT BORROWER]


                                        By: /s/ Leonard A. Cullo
                                            ------------------------------------
                                        Title: Vice President - Treasurer

                         LOANS AND PAYMENTS OF PRINCIPAL

                                       Amount of
                        Currency and   Principal   Notation
Date   Amount of Loan   Type of Loan     Repaid     Made By
----   --------------   ------------   ---------   --------
___________________________________________________________
___________________________________________________________
___________________________________________________________
___________________________________________________________
___________________________________________________________
___________________________________________________________
___________________________________________________________
___________________________________________________________
___________________________________________________________
___________________________________________________________
___________________________________________________________
___________________________________________________________
___________________________________________________________
___________________________________________________________
___________________________________________________________

                                                                       EXHIBIT B

                      FORM OF COMPETITIVE BID QUOTE REQUEST

                                                                          [Date]

To:   JPMorgan Chase Bank
      (the "ADMINISTRATIVE AGENT")

From: [NAME OF BORROWER]

Re: Amended and Restated Five-Year Credit Agreement (the "CREDIT AGREEMENT") dated as of August 4, 2004 among H.J. Heinz Company, H.J. Heinz Finance Company, the Banks listed on the signature pages thereof and the Administrative Agent.

     We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing:
                    -----------------------------------

Principal Amount(1)   Interest Period(2)
-------------------   ------------------
$__________________

     Such Competitive Bid Quotes should offer a Competitive Bid [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

     Terms used herein have the meanings assigned to them in the Credit
Agreement.

                                        [NAME OF BORROWER]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

----------
(1)  Amount must be $25,000,000 or a larger multiple of $5,000,000.

(2) Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                       EXHIBIT C

                  FORM OF INVITATION FOR COMPETITIVE BID QUOTES

To:  [Name of Bank]

Re:  Invitation for Competitive Bid Quotes to [________________] (the
     "BORROWER")

     Pursuant to Section 2.03 of the Amended and Restated Five-Year Credit Agreement dated as of August 4, 2004 among H.J. Heinz Company, H.J. Heinz Finance Company, the Banks parties thereto and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing:
                    -----------------------------------

Principal Amount   Interest Period
----------------   ---------------
$_______________

     Such Competitive Bid Quotes should offer a Competitive Bid [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

     Please respond to this invitation by no later than [12:30 P.M.] [9:30 A.M.] (New York City time) on [date].

                                        JPMORGAN CHASE BANK


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Authorized Officer

                                                                       EXHIBIT D

                          FORM OF COMPETITIVE BID QUOTE

To:  JPMorgan Chase Bank, as Administrative Agent

Re:  Competitive Bid Quote to [____________________] (the "BORROWER")

     In response to your invitation on behalf of the Borrower dated _____________, 200_, we hereby make the following Competitive Bid Quote on the following terms:

1.   Quoting Bank: ________________________________

2.   Person to contact at Quoting Bank:____________________

3.   Date of Borrowing: ____________________(1)

4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

                                           Competitive Bid
Principal Amount(2)   Interest Period(3)     [Margin(4)]     [Absolute Rate(5)]
-------------------   ------------------   ---------------   ------------------
$__________________
$__________________

----------
(1)  As specified in the related Invitation.

(2) Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

(3) Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

(4) Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

(5)  Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

     [Provided, that the aggregate principal amount of Competitive Bid Loans for which the above offers may be accepted shall not exceed $__________.](6)

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Five-Year Credit Agreement dated as of August 4, 2004 among the H.J. Heinz Company, H.J. Heinz Finance Company, the Banks listed on the signature pages thereof and yourselves, as Administrative Agent, irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.

                                        Very truly yours,

                                        [NAME OF BANK]


Dated:                                  By:
       ------------------------------       ------------------------------------
                                            Authorized Officer

----------
(6) Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

                                                                       EXHIBIT E

                                   OPINION OF
                             COUNSEL FOR THE COMPANY

To the Banks and the Administrative Agent
     Referred to Below
c/o JPMorgan Chase Bank, as Administrative Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

     I am the Vice President - Legal Affairs of H.J. Heinz Company (the "COMPANY"). This opinion is being furnished pursuant to Section 3.01(b) of the Amended and Restated Five-Year Credit Agreement (the "CREDIT AGREEMENT") dated as of August 4, 2004 among the Company, H.J. Heinz Finance Company ("HEINZ FINANCE"), the banks listed on the signature pages thereof and JPMorgan Chase Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

     I or one of the attorneys under my supervision have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. In this examination, I have relied on statements of fact contained in the documents I have examined, and I have assumed the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as reproductions or certified copes and the authenticity of the originals of such latter documents.

     Based on the foregoing, and with due regard to such legal considerations as I deem relevant, and subject to the qualifications stated below, it is my opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     2. Heinz Finance is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     3. The execution, delivery and performance by the Company of the Credit Agreement and the Notes executed and delivered by it are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or the articles of incorporation or by-laws of the Company or, to the best of my knowledge, any applicable regulation, judgment, injunction, order, decree, material agreement or other material instrument binding upon the Company, or result in the creation or imposition of any Mortgage on any material asset of the Company.

     4. The execution, delivery and performance by Heinz Finance of the Credit Agreement and the Notes executed and delivered by it are within Heinz Finance's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or the articles of incorporation or by-laws of Heinz Finance or, to the best of my knowledge, any applicable regulation, judgment, injunction, order, decree, material agreement or other material instrument binding upon Heinz Finance, or result in the creation or imposition of any Mortgage on any material asset of the Heinz Finance.

     5. The Credit Agreement constitutes a valid and binding agreement of the Company and the Notes (if any) executed and delivered by it constitute valid and binding obligations of the Company, in each case enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general equitable principles.

     6. The Credit Agreement constitutes a valid and binding agreement of Heinz Finance and the Notes executed and delivered by it constitute valid and binding obligations of Heinz Finance, in each case enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general equitable principles.

     7. To the best of my knowledge, there are no legal or governmental proceedings pending or overtly threatened in writing to which the Company or any of its Subsidiaries is (or would be) a party or to which any property of the Company or any of its Subsidiaries is (or would be) subject, which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its Subsidiaries, taken as a whole.

     8. In a properly presented case, a Pennsylvania court would give effect to the provisions of the Credit Agreement providing that the Credit Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     I am qualified to practice law in the Commonwealth of Pennsylvania and the foregoing opinion is limited to the laws of the Commonwealth of Pennsylvania and the United States of America and the General Corporation Law of the State of Delaware. I have assumed for the purposes of providing my opinions in paragraphs 5 and 6 that the Credit Agreement and the Notes are governed by the internal laws of the Commonwealth of Pennsylvania.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

                                        Very truly yours,

                                                                       EXHIBIT F

                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                          FOR THE ADMINISTRATIVE AGENT

To the Banks and the Administrative Agent
     Referred to Below
c/o JPMorgan Chase Bank, as Administrative Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

     We have participated in the preparation of the Amended and Restated Five-Year Credit Agreement (the "CREDIT AGREEMENT") dated as of August 4, 2004 among H.J. Heinz Company, a Pennsylvania corporation and H.J. Heinz Finance Company, a Delaware corporation (the "BORROWERs"), the banks listed on the signature pages thereof (the "BANKS") and JPMorgan Chase Bank, as Administrative Agent (the "ADMINISTRATIVE AGENT"), and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to
Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrowers and the Notes, if and when issued, constitute valid and binding obligations of the Borrowers which have executed and delivered them, in each case enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general equitable principles.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, (i) we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect and (ii) we have assumed, without independent investigation, that the execution, delivery and performance by the Borrowers of the Credit Agreement and the Notes are within the Borrowers' corporate powers and have been duly authorized by all necessary corporate action.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                        Very truly yours,

                                                                       EXHIBIT G

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     AGREEMENT dated as of _________, 200_ among [ASSIGNOR] (the "ASSIGNOR"), [ASSIGNEE] (the "ASSIGNEE"), JPMORGAN CHASE BANK, as Administrative Agent (the "ADMINISTRATIVE AGENT") and H.J. HEINZ COMPANY (the "COMPANY").

                                   WITNESSETH

     WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the Amended and Restated Five-Year Credit Agreement dated as of August 4, 2004 among the H.J. Heinz Company, H.J. Heinz Finance Company, the Assignor and the other Banks party thereto, as Banks and the Administrative Agent, (as amended from time to time, the "CREDIT AGREEMENT");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrowers in an aggregate Dollar Amount at any time outstanding not to exceed $__________;

     WHEREAS, Committed Loans made to the Borrowers by the Assignor under the Credit Agreement in the aggregate Dollar Amount of $__________ are outstanding at the date hereof; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in a Dollar Amount equal to $__________ (the "ASSIGNED AMOUNT"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     Section 1.01. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     Section 1.02. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Administrative

Agent [and the Company], the payment of the amounts specified in Section 3 required to be paid on the date hereof and notice of the foregoing to the Administrative Agent, (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     Section 1.03. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that facility fees in respect of the Assigned Amount accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     Section 1.04. Consent. This Agreement is conditioned upon the consent of the Administrative Agent [and the Company] pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement is evidence of such consent.

     Section 1.05. Non-reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrowers, or the validity and enforceability of the obligations of the Borrowers in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

     Section 1.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Section 1.07. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                        [ASSIGNOR]


                                        By:
                                            -----------------------------------
                                        Title:
                                               --------------------------------


                                        [ASSIGNEE]


                                        By:
                                            -----------------------------------
                                        Title:
                                               --------------------------------


                                        JPMORGAN CHASE BANK, as
                                        Administrative Agent


                                        By:
                                            -----------------------------------
                                        Title:
                                               --------------------------------


                                        [H.J. HEINZ COMPANY


                                        By:
                                            -----------------------------------
                                        Title:
                                               --------------------------------]

                                                                       EXHIBIT H

                              MANDATORY COSTS RATE

1.   DEFINITIONS

     In this Exhibit:

     "ACT" means the Bank of England Act of 1998.

     The terms "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings ascribed to them under or pursuant to the Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

     "FEE BASE" has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

     "FEES REGULATIONS" means, as appropriate, either:

     (a)  the Banking Supervision (Fees) Regulations 1998; or

     (b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to March 31, 1999.

     "FSA" means the Financial Services Authority.

     Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or re-enacted from time to time.

2.   CALCULATION OF THE MANDATORY COSTS RATE

     The Mandatory Costs Rate is an addition to the interest rate on each Euro-Currency Loan or any other sum on which interest is to be calculated to compensate the Banks for the cost attributable to each Euro-Currency Loan or such sum resulting from the imposition from time to time under or pursuant to the Act and/or by the Bank of England and/or the FSA (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest bearing or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the relevant Euro-Currency Loan or such sum.

     The "MANDATORY COSTS RATE" will be the rate determined by the Administrative Agent to be equal to the arithmetic mean (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates notified by each of the Reference Banks to the Administrative Agent as the rate resulting from the application of the following formula:

     For Sterling:

               XL + S(L-D) + F x 0.01
               ----------------------
                   100 - (X + S)

     For Other Alternative Currencies:

                      F x 0.01
                      --------
                        300

     where on the day of application of the formula:

X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which such Reference Bank is required under or pursuant to the Act to maintain cash ratio deposits with the Bank of England;

L is the rate of interest (exclusive of Euro-Currency Margin and Mandatory Costs Rate) payable on that day on the related Euro-Currency Loan or unpaid sum pursuant to this Agreement;

F is the rate of charge payable by such Reference Bank to the FSA pursuant to the Fees Regulations and expressed in pounds per L1 million of the Fee Base of such Reference Bank;

S is the level of interest-bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which such Reference Bank is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

D is the percentage rate per annum payable by the Bank of England to such Reference Bank on Special Deposits.

     (X, L, S and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero.)

     If any Reference Bank fails to notify any such rate to the Administrative Agent, the Mandatory Costs Rate shall be determined on the basis of the rate(s) notified to the Administrative Agent by the remaining Reference Bank(s).

     The Mandatory Costs Rate attributable to a Euro-Currency Loan or other sum for any period shall be calculated at or about 11:00 A.M. (London time) on the first day of such period for the duration of such period.

     The determination of Mandatory Costs Rate by the Administrative Agent in relation to any period shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

3.   CHANGE OF REQUIREMENTS

     If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Administrative Agent renders or will render the above formula (or any element thereof, or any defined term used therein) inappropriate or inapplicable, the Administrative Agent shall (with the written consent of the Company, which shall not be unreasonably withheld) be entitled to vary the same. Any such variation shall, in the absence of manifest error, be conclusive and binding on all parties and shall apply from the date specified in such notice.


                                        3